Exhibit 10.14

LIMITED LIABILITY COMPANY AGREEMENT

OF

FRONTIER KINROSS, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) by the undersigned sole member (the “Member”) of Frontier Kinross, LLC, a Delaware limited liability company (the “Company”), is effective as of the date of formation of the Company.

The Member is executing this Agreement for the purpose of forming a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (DEL. CODE ANN. tit. 6, § 18-101 et seq.), as amended from time to time (the “Delaware LLC Act”), and hereby agrees as follows:

1.	Formation.

(i) The Company was formed on September 29, 2010 by Stephen J. Hicks (the “Organizer”), acting in the capacity of “authorized person” under Section 18-201 of the Delaware LLC Act, executing the initial certificate of formation of the Company with the Secretary of State of the State of Delaware and made effective as of that date. The Member hereby acknowledges its authorization and approval of the Organizer taking, and otherwise ratifies, that action to form the Company under the Act.

(ii) Each of Stephen J. Hicks and William J. Brady are hereby designated as an authorized person, within the meaning of the Delaware LLC Act, to execute, deliver and file any amendments and/or restatements to the certificate of formation of the Company and any other applications or certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Michigan.

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is to develop and operate an integrated facility within the State of Michigan that includes a commercial scale cellulosic fuel production facility and related facilities, and to engage in any and all activities necessary or incidental to the foregoing.

3. Powers of the Company.

(i) The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2, including, but not limited to, the power:

(a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware LLC Act in any state,

territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(b) to acquire, by purchase, lease, contribution of property or otherwise, and to own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(c) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Member or any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the Member (any such person or entity, an “Affiliate”), or any agent of the Company necessary to, in connection with, convenient to, or incidental to, the accomplishment of the purpose of the Company. For purposes of the definition of Affiliate, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities or otherwise;

(d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), and other entities or individuals, or direct or indirect obligations of the United States or any foreign country or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(e) to lend money for any proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

(f) to sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

(g) to appoint employees and agents of the Company, define their duties and fix their compensation;

(h) to indemnify any person or entity and to obtain any and all types of insurance;

(i) to cease its activities and cancel its insurance;

(j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(k) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

(l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(ii) The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware LLC Act) upon the approval of the Member, in its sole discretion.

(iii) All real and personal property of the Company shall be owned by the Company as an entity. The Member shall not have any interest in any specific property of the Company. The interest of the Member in the Company is personal property.

4. Member. The following information with respect to the Member is to be provided on Schedule 1 and will be accurate as of the date thereof:

(i) the name and address of the Member; and

(ii) the capital contribution of the Member to the Company.

The Board or the Member may, but shall not be required to, update the information on Schedule 1 from time to time to reflect any changes in such information.

5. Powers of Member.

(i) The Member shall have the power to exercise any and all rights and powers granted to the Member pursuant to the express terms of this Agreement.

(ii) Except as otherwise specifically provided by this Agreement, only the Board (as hereinafter defined) shall have the power to act for and on behalf of, and to bind, the Company, and the Member, as a Member, shall not have the power to act for and on behalf of or to bind the Company.

6.	Management.

6.1 Management of the Company.

(i) A Board of Managers shall be the manager of the Company (the “Board”) and, in such capacity, shall manage the Company in accordance with this Agreement. The Board is an agent of the Company’s business, and the actions of the Board taken in such capacity and in accordance with this Agreement shall bind the Company.

(ii) The Board shall initially consist of five (5) members designated by the Member in accordance with this Section 6.1 (each such person shall be referred to herein as a “Director”). A Director may be any natural person who may, but need not, be affiliated with the Member. The Board shall initially consist of:

(a) four (4) individuals appointed by Mascoma Corporation (“Mascoma”), which individuals shall initially be Bruce A. Jamerson, William J. Brady and two (2) other individuals appointed by Mascoma; and

(b) one (1) individual appointed by J.M. Longyear, L.L.C, (“Longyear”), which individual shall initially be Stephen J. Hicks.

(c) The Chairman of the Board shall be elected by the Board, which individual shall initially be Bruce Jamerson. Mascoma and Longyear are each referred to in this Agreement as an “Associated Company.”

(iii) Except to the extent otherwise provided in this Agreement, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein and shall have all powers and authority necessary or desirable in connection with the foregoing including, without limitation, the power and authority to execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company. The Board may delegate to other persons or entities so much of the Board’s responsibilities hereunder that the Board determines to be necessary, appropriate or convenient for the efficient administration and management of the Company’s business and affairs. The Board, however, must retain the power to direct and control any person or entity to whom the Board delegates any of the Board’s responsibilities. The Board shall be a “manager” (within the meaning of the Delaware LLC Act) of the Company.

(iv) Any Director may be removed with or without cause by the Associated Company that appointed the Director. Each Director shall serve until removed and the Director’s successor is designated or until the Director’s earlier death, retirement or incapacity. Upon the death, retirement or incapacity of a Director, a successor shall be designated by the respective Associated Company.

(v) The Board may delegate to any officer of the Company, if any, or to any such other person or entity such authority to act on behalf of the Company as the Board may from time to time deem appropriate in its sole discretion. The salaries or other compensation, if any, of the officers and agents, if any, of the Company shall be fixed from time to time by the Board. Except as otherwise provided by the Board, when the taking of such action has been authorized by the Board, the Board or any officer, if any, of the Company, or any other person specifically authorized by the Board, may execute any contract or other agreement or document on behalf of the Company.

(vi) The Company may have one or more of the following officers as determined by the Board from time to time: President, Secretary, Treasurer, and such other officers as the Board may appoint, from time to time. Any officers may be appointed and removed at the will of the Board. If any officers are appointed by the Board, they shall perform such functions as are specified by the Board provided that if a President, Secretary and/or Treasurer is appointed, each shall perform such functions as are herein provided unless otherwise specified by the Board:

(a) The President shall be the chief executive officer of the Company and shall, subject to the supervision, direction and control of the Board, have the general powers and duties of supervision, direction, management and control of the day-to-day business and affairs of the Company and of the other officers of the Company, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board.

(b) The Secretary shall keep or cause to be kept at the principal place of business of the Company, or such other place as the Board may direct, a book of minutes of all formal actions of the Board and the Member. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the name and address of the Member, the number and date of certificates issued in respect of the Member’s interest in the Company, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Board or the President.

(c) The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all times be open to inspection by the Member. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, shall render to the President and the Board, whenever the Board requests it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Board or the President.

(vii) The Board may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in his or her sole discretion.

(viii) Except as provided in Section 6.1(v) or as otherwise expressly delegated by the Board, no person or entity other than the Board shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

(ix) The expression of any power or authority of the Board in this Agreement shall not in any way limit or exclude any other power or authority of the Board that is not specifically or expressly set forth in this Agreement.

6.2 Meetings of the Board.

(i) Regular meetings of the Board will be held at least once each calendar quarter, at such times and at such places as shall be fixed by the Board by written notice to each Director in person, by telephone, fax, electronic mail or other form of electronic communication, sent to his or her business or home address or by written notice mailed to his or her business or home address.

(ii) Any director may call a special meeting of the Board. Unless waives as provided herein, notice of any special meeting of the Board shall be given to each director be electronic means as set forth above at least 24 hours in advance of the meeting, or if mailed by overnight courier, at least 48 hours in advance of the meeting. Such notice shall be deemed delivered when hand delivered to such address, read to such director by telephone, delivered to the courier service if mailed, or dispatched or transmitted if sent by electronic means.

(iii) Any Director may waive notice of any meeting. Attendance of a Director at a Board meeting in person of by the use of the telephone shall constitute waiver of notice of such Board meeting, except where a Director attends a Board meeting for the express purpose of objecting to the transaction of any business because the Board meeting is not lawfully called or convened.

(iv) Directors may participate in any meeting of the Board by means of conference telephone or similar communication if all persons participating can hear one another for the discussion of the matter(s) to be voted on. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting.

(v) A minimum of three Directors shall constitute a quorum for the transaction of business.

(vi) Except as otherwise required by this Agreement, decisions of the Board or items set forth in this Agreement to be determined by “the Board” shall be adopted by the affirmative vote of a majority of the Directors then in office at a meeting at which a quorum is present, or acting by unanimous written consent. Notwithstanding the foregoing, action on those matters listed in the Limited Liability Company Operating Agreement of the Member

dated as of December 15, 2008, as amended (the “Member’s LLC Agreement”), as requiring approval by a “Required Vote” as defined in the Member’s LLC Agreement, when taken by the Company, are only approved by the Board if the vote or consent includes the affirmative vote or consent of the Director appointed by Longyear.

6.3 Reliance by Third Parties. Any Director or any officer of the Company may certify and authenticate records of the Company to third-parties and any third-party dealing with the Company, or the Board, the Member or any officer of the Company, may rely upon a certificate signed by a Director or any officer of the Company as to:

(i) the identity of the Directors on the Board, the Member or any officer of the Company;

(ii) the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the Board, the Member or any officer of the Company or are in any other manner germane to the affairs of the Company;

(iii) the persons who or entities that are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company, the Member, the Board or any officer of the Company.

6.4 Records and Information. Unless otherwise required by a mandatory provision of law, neither the Company, the Member nor the Board shall have any obligation to maintain any books or records of the Company; provided that the Board may keep books and records of the Company and may, from time to time, designate recordkeeping requirements for the Company.

7. Term; Dissolution.

(i) The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with this Section 7.

(ii) The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member; or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware LLC Act.

(iii) Upon the dissolution of the Company, the Board shall wind up the Company’s affairs as provided in the Delaware LLC Act. Upon completion of the winding up of the Company, the Board shall distribute the property of the Company as follows:

(a) First, to creditors, including the Member if it is a creditor, to the extent permitted by law, in satisfaction of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof); and

(b) Second, to the Member in cash or property, or partly in cash and partly in property, as determined by the Board.

(iv) Upon the completion of the winding up and liquidation of the Company, the Board shall file a certificate of cancellation with the Secretary of State of the State of Delaware canceling the Company’s certificate of formation at which time the Company shall terminate.

8. Additional Contributions; Member Loans.

(i) The Member may, but is not required to, make additional capital contributions to the Company.

(ii) The Member may, but is not required to, make loans to the Company. If and to the extent that loans are made by the Member to the Company, any such loans shall be on terms determined by the Member and the Board to be commercially reasonable. In the absence of any separate determination made by the Member and the Board, all loans made by the Member to the Company shall be demand and shall bear interest at the applicable federal rate relating thereto as of the date of any such loan.

(iii) To the extent that additional funds are made available by the Member to the Company, such funds shall be treated as loans made by the Member to the Company, and not as additional capital contributions made by the Member to the Company, unless specifically designated as additional capital contributions made by the Member to the Company.

9. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Delaware LLC Act.

10. Tax Status. At all times that the Company has only one member (who owns 100% of the limited liability company interests in the Company), it is the intention of the Member that the Company be disregarded for federal, state, local and foreign income tax purposes and that the Company be treated as a division of the Member.

11. Distributions.

(i) Distributions shall be made to the Member at the times and in the amounts as are determined by the Board, provided that no distribution shall be made in violation of the Delaware LLC Act.

(ii) Unless otherwise determined by the Member, no distribution will be paid to the Member upon its withdrawal in connection with the voluntary assignment of its entire interest pursuant to Section 12.

12. Assignments.

(i) The Member may transfer or assign (including as a pledge or other collateral assignment) in whole or in part its limited liability company interest.

(ii) In connection with a voluntary transfer or assignment by the Member of its entire limited liability company interest in the Company (not including a pledge or collateral assignment or any transfer as a result thereof):

(a) the Member will automatically withdraw;

(b) the assignee will automatically and simultaneously be admitted as the successor Member without any further action at the time such voluntary transfer or assignment becomes effective under applicable law; and

(c) the Company shall be continued without dissolution.

(iii) In connection with a partial assignment or transfer by the Member of its limited liability company interest (not including a pledge or collateral assignment or any transfer as a result thereof), unless this Agreement is amended to reflect the fact that the Company will have more than one member or one or more members and one or more economic interest holding assignees, as the case may be, an assignee or transferee shall not be admitted as a member of the Company and shall have no rights to distributions or otherwise with respect to the Company, provided that nothing in this Agreement shall affect the rights of such assignee or transferee as against the Member and, provided further, that the failure to so amend this Agreement shall not invalidate any otherwise valid assignment or transfer made by the Member.

(iv) Upon any pledge or other collateral assignment by the Member of all or any part of its limited liability company interest, the pledgee or collateral assignee shall have only such rights as are provided for in the controlling pledge or assignment agreement (including any right in connection with the foreclosure of such pledge or collateral assignment of the purchaser of the limited liability company interest to become a member of the Company or an economic interest holding assignee), and may not otherwise exercise any rights of the Member, of a member of the Company or of an assignee or transferee of all or any part of the Member’s limited liability company interest.

13. Resignation. The Member may resign from the Company at such time as it shall determine. Neither the filing of a voluntary petition in bankruptcy nor any other event specified in Section 18-304 of the Delaware LLC Act will cause the Member to cease to be a member of the Company.

14. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member. In connection with the admission of any such additional member of the Company (including an admission in connection with a partial assignment or transfer pursuant to Section 12(iii), but excluding an admission provided for in any pledge or collateral assignment agreement pursuant to Section 12(iv)), this Agreement shall be amended by the Member to make such changes as it shall determine to reflect the fact that the Company shall have more than one member, including without limitation voting rights, timing of distributions, tax provisions and other matters customarily addressed in a limited liability company operating agreement.

15. Exculpation and Indemnification.

15.1 Exculpation.

(i) For purposes of this Agreement, the term “Covered Persons” means the Board, the Member, any Affiliate of the Board or Member and any officers, directors, shareholder, partners or employees of the Board or Member and their respective Affiliates, and any officer, employee or expressly authorized agent of the Company or its Affiliates.

(ii) The Member, whether acting as Member, in its capacity as Board (if applicable), or in any other capacity, shall not be liable to the Company or to any other Covered Person for any loss, damage or claim incurred by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted by the Member in good faith, and no other Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed (whether or not constituting negligence) or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person (other than the Member, irrespective of the capacity in which it acts) shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(iii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within the professional or expert competence of such person or entity, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid. The foregoing provision shall in no way be deemed to reduce the limitation on liability of the Member provided in Clause (ii) of this Section 15.1.

15.2 Duties and Liabilities of Covered Persons.

(i) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(ii) All provisions of this Section 15 shall apply to any former member or manager of the Company for all actions or omissions taken while such person was the Member or the Board, as applicable, of the Company to the same extent as if such person were still the Member or the Board, as applicable, of the Company.

15.3 Indemnification. To the fullest extent permitted by applicable law, the Member (irrespective of the capacity in which it acts) shall be entitled to indemnification from the Company for any loss, damage or claim incurred by the Member by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted on behalf of the Company, and any other Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person (other than the Member, irrespective of the capacity in which it acts) shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 15 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

15.4 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 15.

15.5 Indemnity Contracts. The Board and the Company may enter into indemnity contracts with any Covered Person and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 15 and containing such other procedures regarding indemnification as are appropriate.

15.6 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement.

16. Outside Business. The Member may engage in or possess an interest in any business venture of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Member shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Member shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Member shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Member.

18. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to the rules of conflict of laws thereof or of any other jurisdiction that would call for the application of the substantive laws of a jurisdiction other than the State of Delaware.

19. Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the filing of a certificate of cancellation cancelling the Company’s certificate of formation pursuant to Section 7(v) of this Agreement; provided, however, that the provisions of Section 15.1, 15.2, 15.3 and 15.4 of this Agreement shall survive termination.

20. Effective Date. Pursuant to Section 18-201(d) of the Delaware LLC Act, this Agreement shall be effective as of the formation of the Company.

21. Miscellaneous. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references to “Sections” and “Clauses” shall refer to corresponding provisions of this Agreement. The use of the word “including” or any similar term shall be deemed to mean “including, without limitation.” Any reference in this Agreement to any law, rule or regulation shall be construed as reference to such law, rule or regulation as the same may have been, or may from time to time be, amended, revised or reenacted and any successor thereto. The headings of sections in this Agreement are intended for reference purposes only and shall be given no substantive meaning or any interpretive force. This Agreement may be signed in any number of counterparts by facsimile or electronic mail, each of which shall be an original, with the same effect as if the signatures were on the same instrument.

[signatures on following pages]

IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement as of the day and year first aforesaid.

MEMBER:
Frontier Renewable Resources, LLC

By:	/s/ Bruce Jamerson
	Name:	Bruce Jamerson
	Title:	Chairman

The Company hereby executes this Agreement for the purposes of becoming a party hereto and agreeing to perform its obligations and duties hereunder and being entitled to enjoy its rights and benefits hereunder.

FRONTIER KINROSS, LLC
By Frontier Renewable Resources, LLC, Sole Member

By:	/s/ Stephen J. Hicks
Name:	Stephen J. Hicks
Title:	COO